Owlet Announces Third Quarter 2026 Financial Results; Initiates Camera Cable Guard Safety Update

LEHI, Utah, November 13, 2026 - Owlet, Inc. (“Owlet” or the “Company”) (NYSE: OWLT), the pioneer of smart infant monitoring, today reports financial results for the third quarter ended September 30, 2026. Owlet’s President, Chief Executive Officer, and Co-Founder, Kurt Workman, and Chief Financial Officer, Amanda Twede Crawford, will host a conference call to review the Company’s results and provide a business update today, November 13, 2026, at 8:30 a.m. ET.

Q3 2026 Financial Highlights:
•Q3 Revenue of $30.4 million
•Q3 Subscription Revenue of $3.6 million
•Q3 Gross Margin of 53.8%
•Q3 Operating Income of $1.2 million
•Q3 Net Income of $1.4 million
•Q3 Adjusted EBITDA (non-GAAP) of $3.5 million
•Q3 Operating Cash Inflows of $2.2 million

“We delivered a strong third quarter, driven by our focus on profitable growth,” said Kurt Workman, Owlet’s President, Chief Executive Officer, and Co-Founder. “Revenue of $30.4 million was in line with our expectations, we expanded gross margin by 315 basis points, generated positive operating income and operating cash flow, and delivered $3.5 million of Adjusted EBITDA. Owlet360 subscription also continued to scale, ending the quarter with over 142,000 paying subscribers and record subscription revenue.”

Workman continued, “Today, we initiated a camera cable guard safety update for the cable guard accessory. We are providing a replacement enclosed cable guard system that we believe delivers on our commitment to elevating safety standards in the market. We’re starting to ship it today free of charge to every Owlet camera owner upon request. While this update impacts our fourth quarter, we’re confident the long-term opportunity for Owlet remains intact. We’ll share more on today’s conference call.”

Camera Cable Guard Safety Update and Withdrawal of 2026 Financial Outlook

The Company was made aware of a safety incident report involving exposed camera cables. The Company issued an important safety update and action request to all of its camera owners that requires certain safety measures. Due to anticipated remediation expenses, interruption in retail sales during the fourth quarter, retailer returns, and near-term demand uncertainty resulting from this camera cable guard safety update, the Company is withdrawing its previously issued full year 2026 financial outlook. Additional details will be provided in the Company’s upcoming Quarterly Report on Form 10-Q filing for the quarter ended September 30, 2026, and the accompanying conference call and webcast held today.

Financial Results for the Third Quarter Ended September 30, 2026

Revenue for the third quarter of 2026 was $30.4 million, compared to revenue in the third quarter of 2025 of $32.0 million, a decrease of 4.9%. The decrease was affected by lower hardware revenue driven by the prior-year Dream Sight launch and aggressive competitor discounting ahead of Amazon’s August 10, 2026 FDA-clearance deadline, partially offset by stronger underlying consumer demand and continued momentum in subscription.

Subscription revenue for the third quarter of 2026 was $3.6 million, compared to subscription revenue in the third quarter of 2025 of $1.5 million, an increase of $2.1 million.

Cost of revenue for the third quarter of 2026 was $14.1 million with a gross margin of 53.8%, compared to cost of revenue of $15.8 million with a gross margin of 50.6% for the third quarter of 2025. Gross margin increased approximately 315 basis points year-over-year, primarily reflecting growth in revenue from our Owlet360 subscription service as well as favorable product mix and lower direct product and fulfillment costs.

Subscription gross margin for the third quarter of 2026 was 68.4%.

Operating expenses, including stock-based compensation, were $15.2 million for the third quarter of 2026, compared to $14.9 million for the same period in 2025. Operating costs increased year-over-year primarily due to higher stock-based compensation and a net unfavorable change in insurance recoveries.

Operating income was $1.2 million for the third quarter of 2026, compared to operating income of $1.3 million for the third quarter of 2025.

Net income was $1.4 million for the third quarter of 2026, compared to net income of $4.2 million for the third quarter of 2025.

Adjusted EBITDA (non-GAAP) was $3.5 million for the third quarter of 2026, compared to $1.6 million for the third quarter of 2025.

Net income per share was $0.02 for the third quarter of 2026, compared to net income per share of $0.17 for the third quarter of 2025. Adjusted net income per share (non-GAAP) was $0.11 for the third quarter of 2026, compared to adjusted net income per share of $0.03 for the same period in 2025.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s expected financial performance, including the Company’s financial outlook; the Company’s camera cable guard safety update, including the expected design, effectiveness, availability, timing and cost of the replacement cable guard system, the expected number of replacement requests, the estimated costs of the update and retailer returns, and the expected timing, accounting and impact of those amounts on the Company’s financial results; potential additional steps in response to the safety incident; expected demand and the Company’s long-term opportunity; and the continued scaling of the Owlet360 subscription service, including subscriber and subscription revenue growth. In some cases, you can identify forward-looking statements by terms such as “estimate,” “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “will,” “continues,” “goal,” “potential,” “upcoming,” “outlook,” “guidance,” the negation thereof, or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance or achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, (i) the commercial success of Owlet’s products, including its subscription services, market acceptance of new products, the Company’s ability to support, scale and maintain its subscription services, and its ability to cross-sell its products and convert and retain paying subscribers, including following the camera cable guard safety update; (ii) the regulatory classification and status of Owlet’s products, including submissions to, actions taken by and decisions and responses from regulators, such as the FDA and similar regulators outside of the United States, the Company’s ability to obtain and maintain regulatory clearance, approval or certification for its products and other regulatory compliance requirements and legal proceedings; (iii) Owlet’s competition and the Company’s ability to profitably grow and manage growth; (iv) Owlet’s ability to implement strategic initiatives, reduce costs, grow revenues, successfully develop, launch, support and scale new products and services (including subscription, telehealth and artificial intelligence-enabled offerings), innovate and enhance existing products and meet customer demands; (v) the Company’s ability to enhance future operating and financial results or obtain additional financing both to continue as a going concern and in the future, as well as risks associated with the Company’s current loan and debt agreements, including compliance with debt covenants, restrictions on the Company’s access to capital, the impact of the Company’s overall debt levels and the Company’s ability to generate sufficient future cash flows to meet Owlet’s debt service obligations and operate Owlet’s business; (vi) Owlet’s ability to adapt to changes in consumer preferences, promotional timing and retail trends; (vii) Owlet’s ability to acquire, defend and protect its intellectual property, transition and manage payment checkout channels, and satisfy regulatory requirements, including but not limited to requirements concerning privacy and data protection, breaches and loss, as well as other risks associated with Owlet’s digital platforms and technologies; (viii) Owlet’s ability to maintain relationships with customers, retailers, manufacturers and suppliers and retain Owlet’s management and key employees; (ix) Owlet’s ability to upgrade and maintain its information technology systems; (x) compliance with and changes in applicable laws or regulations in the United States and other jurisdictions, including those related to consumer protection, promotions, and subscriptions; (xi) the impact of and disruption to Owlet’s business, financial condition, operations, supply chain and logistics due to economic and other conditions beyond the Company’s control, such as health epidemics or pandemics, macro-economic uncertainties, tariffs, duties, trade restrictions, the timing and outcome of tariff refund requests or administrative decisions, social unrest, hostilities, natural disasters or other catastrophic events; (xii) the possibility that Owlet may be adversely affected by other economic, business, regulatory, competitive or other factors, such as changes in discretionary consumer spending and consumer preferences; (xiii) product quality, safety and liability risks, including those arising from the safety incident described in this press release, inquiries, investigations or actions by governmental agencies or other regulators (which may include additional steps), product liability claims and litigation, and resulting reputational harm and effects on consumer demand and on relationships with retailers; (xiv) the effectiveness, adoption and timing of the Company’s camera cable guard safety update, including customer participation; (xv) the Company’s ability to manufacture and deliver the replacement cable guard system on the expected timeline and at the expected cost; (xvi) the amount and timing of the costs of the camera cable guard safety update and of retailer returns, which depend on factors including the number of replacement requests and may differ materially from the Company’s estimates, the impact of the update on demand and on the Company’s revenue, gross margin and cash flows; and (xvii) other risks and uncertainties set forth in the Company’s other releases, public statements and filings with the U.S. Securities and Exchange Commission (“SEC”), including those identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as updated in the Company’s quarterly reports on Form 10-Q, including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, to be filed with the SEC, as any such factors may be updated from time to time in the Company’s other filings with the SEC. All such forward-looking statements attributable to the Company or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Moreover, the Company operates in an evolving environment. New risk factors and uncertainties may emerge from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict such events or how they may affect Owlet. Except as required by law, the Company assumes no obligation to update any forward-looking statements after the date of this press release, whether because of new information, future events or otherwise, although Owlet may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Revision of Previously Issued Financial Statements

In connection with the preparation of the consolidated financial statements as of and for the three and six months ended June 30, 2026, management identified errors impacting historical interim and annual financial statements, which we determined not to be material, individually or in the aggregate, to any previously issued financial statements. These errors primarily relate to the overstatement of stock-based compensation expense due to valuation miscalculations underlying the employee stock purchase plan. We assessed the materiality of the errors on prior period interim and annual consolidated financial statements in accordance with the Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin No. 99, “Materiality,” and No. 108, codified in ASC 250, Accounting Changes and Error Corrections (“ASC 250”). Based on this assessment, in consideration of both quantitative and qualitative factors, we determined that the related impacts were not material, individually or in the aggregate, to any previously issued interim or annual financial statements. However, if the corrections were recorded in the three months ended June 30, 2026, they would be material to that period. As such, we revised the previously issued consolidated financial statements for the three-month period ended March 31, 2026, in addition to quarterly and year-to-date periods for 2025 and for the annual periods ended December 31, 2025 and 2024. In conjunction with the revision, we also corrected certain other errors that were previously identified and disclosed and concluded to be immaterial, individually and in the aggregate, to the Company’s consolidated financial statements as of and for the relevant periods. This press release reflects revised prior period financial information for the periods presented herein to correct for these errors. The additional impacted periods noted above were revised in our Form 10-Q for the quarterly period ended June 30, 2026, filed on August 14, 2026.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share.

The Company uses such non-GAAP financial measures as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. The Company believes its presentation of adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share provides a meaningful perspective of the underlying operating performance of the Company’s current business and enables investors to better understand and evaluate its historical and prospective operating performance. The Company believes that these non-GAAP financial measures are an important supplemental measure of operating performance because it facilitates period-to-period comparisons of our operating performance by excluding certain items that management believes are not reflective of our core operating performance, highlighting trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. These non-GAAP financial measures should not be construed as indicative of our future operating results. The Company believes investors, analysts and other interested parties use adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

The Company’s non-GAAP financial measures should not be considered as an alternative to net income (loss) or net income (loss) per share as a measure of financial performance or any other performance measure derived in accordance with GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items.

Adjusted EBITDA is defined as net income (loss) adjusted for income tax provision, interest income (expense), net, depreciation and amortization, impairment of intangible assets, common stock warrant liability adjustment, stock-based compensation, transaction costs, insurance loss recovery related to certain legal matters, net of charges related to certain legal matters, restructuring costs, and loss on debt extinguishment.

Adjusted net income (loss) is defined as net income (loss) adjusted for impairment of intangible assets, common stock warrant liability adjustment, stock-based compensation, transaction costs, insurance loss recovery related to certain legal matters, net of charges related to certain legal matters, restructuring costs, and loss on debt extinguishment. Adjusted net income (loss) per share is defined as adjusted net income (loss) divided by the basic weighted-average number of shares of common stock outstanding.

Adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not use adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

Conference Call and Webcast Information

Owlet will host a conference call and webcast today, November 13, 2026, at 8:30 a.m. ET to discuss these results and provide a business update.

Participants may access the call at 833-461-5787 (domestic) or 585-542-9983 (international) and reference Meeting ID 892113833. A simultaneous webcast may be accessed online at the Events section of Owlet’s Investor Relations website at investors.owletcare.com. A replay will be available on the Investor Relations website shortly after the webcast concludes.

About Owlet, Inc.

Owlet, Inc. (NYSE: OWLT), a leading pediatric health platform, is the only company in the world to offer U.S. FDA-cleared and internationally medically-certified wearable pediatric monitors, delivering hospital-grade technology directly in the home. Our award-winning pediatric products and innovative software combine clinically tested monitoring systems, an integrated video platform, and a simple, easy-to-use app, providing parents with real-time health insights to stay informed on their child’s well-being, support restful sleep, and provide peace of mind anywhere. Since 2012, more than 2.5 million parents have trusted Owlet to monitor their children's well-being and sleep. This adoption has fueled one of the largest collections of pediatric health and sleep data in the world, powering innovations that bridge the critical gap between hospital and home. Owlet is driving a new standard in pediatric wellness by pairing advanced medical technology with consumer-friendly design. Our mission is simple yet ambitious: to give every baby and every family the best possible start in life. Learn more at www.owletcare.com and follow us on LinkedIn and Instagram for company news and updates.

Owlet, Inc.
Condensed Consolidated Balance Sheets - Preliminary, Unaudited1
(in millions)

Assets	September 30, 2026	December 31, 2025
Current assets:
Cash and cash equivalents	$31.6	$35.5
Restricted cash	0.3	5.6
Accounts receivable, net	28.7	22.9
Inventory	16.3	15.3
Prepaid expenses and other current assets	3.3	2.7
Total current assets	80.2	81.9
Property and equipment, net	1.2	0.3
Intangible assets, net	2.1	1.4
Other assets	2.3	2.0
Total assets	$85.7	$85.6
Liabilities, Mezzanine Equity, and Stockholders’ Equity
Current liabilities:
Accounts payable	$12.0	$12.0
Accrued and other expenses	15.3	19.4
Current portion of deferred revenue	3.6	2.3
Line of credit	11.0	6.9
Current portion of long-term and other debt	—	3.6
Total current liabilities	41.9	44.2
Long-term debt, net	—	2.5
Common stock warrant liabilities	0.6	3.3
Other long-term liabilities	0.1	0.2
Total liabilities	42.6	50.2
Total mezzanine equity	16.5	16.4
Total stockholders’ equity	26.5	19.0
Total liabilities, mezzanine equity, and stockholders' equity	$85.7	$85.6
1 Amounts may not sum due to rounding

Owlet, Inc.
Condensed Consolidated Statements of Cash Flows - Preliminary, Unaudited1
(in millions)

	Nine Months Ended September 30,
	2026	2025
Net cash used in operating activities	$(3.0)	$(10.3)
Net cash used in investing activities	(2.0)	(0.5)
Net cash provided by (used in) financing activities	(4.1)	14.2
Net change in cash, cash equivalents, and restricted cash	$(9.1)	$3.4
1 Amounts may not sum due to rounding

Owlet, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Hardware	$26.8	$30.5	$77.3	$76.8
Subscription	3.6	1.5	9.5	2.8
Total revenue	30.4	32.0	86.7	79.6
Cost of revenue:
Hardware	12.9	15.3	33.3	37.4
Subscription	1.1	0.5	3.0	0.8
Total cost of revenue	14.1	15.8	36.3	38.2
Gross profit	16.4	16.2	50.4	41.4
Operating expenses:
General and administrative	7.0	6.2	25.8	20.3
Sales and marketing	4.6	4.9	15.0	13.2
Research and development	3.6	3.8	12.1	10.4
Total operating expenses	15.2	14.9	52.9	43.9
Operating income (loss)	1.2	1.3	(2.5)	(2.6)
Other income (expense):
Interest income (expense), net	0.1	(0.9)	(1.3)	(2.8)
Common stock warrant liability adjustment	0.1	4.3	2.7	(23.8)
Other income (expense), net	—	(0.5)	0.9	(0.4)
Loss on debt extinguishment	—	—	(2.2)	—
Total other income (expense), net	0.3	2.9	0.1	(27.1)
Income (loss) before income tax provision	1.5	4.2	(2.4)	(29.6)
Income tax provision	—	—	—	(0.1)
Net income (loss) and comprehensive income (loss)	$1.4	$4.2	$(2.4)	$(29.7)
Accretion on convertible preferred stock	(0.8)	(0.8)	(2.5)	(2.5)
Allocation of net income to participating securities	(0.1)	(0.5)	—	—
Allocation of accretion on convertible preferred stock to redeemable common stock	—	—	—	0.1
Accretion on redeemable common stock	—	—	—	(0.1)
Allocation of net income to participating securities to redeemable common stockholders	—	—	—	—
Allocation of net (income) loss attributable to redeemable common stockholders	—	(0.1)	—	1.0
Net income (loss) attributable to redeemable common stockholders	$—	$0.1	$—	$(1.0)
Net income (loss) attributable to common stockholders	$0.5	$2.7	$(5.0)	$(31.2)

Net income (loss) per share attributable to redeemable common stockholders
Basic	$0.06	$0.20	$(0.07)	$(1.86)
Diluted	$0.05	$0.19	$(0.16)	$(1.86)
Weighted-average number of shares outstanding used to compute net income (loss) per share attributable to redeemable common stockholders
Basic	252,500	562,500	289,038	562,500
Diluted	252,500	687,500	289,038	562,500

Net income (loss) per share attributable to common stockholders
Basic	$0.02	$0.17	$(0.18)	$(1.98)
Diluted	$0.01	$(0.05)	$(0.27)	$(1.98)

Weighted-average number of shares outstanding used to compute net income (loss) per share attributable to common stockholders
Basic	28,832,450	16,198,439	28,259,449	15,769,020
Diluted	29,569,621	19,313,512	28,331,049	15,769,020
1 Amounts may not sum due to rounding

Owlet, Inc.
Reconciliation of GAAP to Non-GAAP Measures - Preliminary, Unaudited1
(in millions, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net income (loss)	$1.4	$4.2	$(2.4)	$(29.7)
Income tax provision	—	—	—	0.1
Interest (income) expense, net	(0.1)	0.9	1.3	2.8
Depreciation and amortization	0.3	0.1	0.7	0.4
Impairment of intangible assets	—	—	0.1	—
Common stock warrant liability adjustment	(0.1)	(4.3)	(2.7)	23.8
Stock-based compensation	2.6	1.2	9.4	4.4
Transaction costs	—	0.5	—	0.5
Insurance loss recovery related to certain legal matters, net of charges related to certain legal matters	(0.7)	(1.1)	(0.6)	0.3
Restructuring costs	—	—	0.7	—
Loss on debt extinguishment	—	—	2.2	—
Non-GAAP Adjusted EBITDA	$3.5	$1.6	$8.6	$2.5

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net income (loss)	$1.4	$4.2	$(2.4)	$(29.7)
Non-GAAP adjustments:
Impairment of intangible assets	—	—	0.1	—
Common stock warrant liability adjustment	(0.1)	(4.3)	(2.7)	23.8
Stock-based compensation	2.6	1.2	9.4	4.4
Transaction costs	—	0.5	—	0.5
Insurance loss recovery related to certain legal matters, net of charges related to certain legal matters	(0.7)	(1.1)	(0.6)	0.3
Restructuring costs	—	—	0.7	—
Loss on debt extinguishment	—	—	2.2	—
Non-GAAP adjusted net income (loss)	$3.3	$0.5	$6.6	$(0.7)
Non-GAAP adjusted net income (loss) per share	$0.11	$0.03	$0.23	$(0.05)
Weighted-average number of shares outstanding attributable to common stockholders, basic	28,832,450	16,198,439	28,259,449	15,769,020

1 Amounts may not sum due to rounding

Contacts

Investor Relations: ir@owletcare.com

Media: pr@owletcare.com